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Exhibit 5.1

[Skadden Letterhead]

May 30, 2003

Yahoo! Inc.
701 First Avenue
Sunnyvale, California 94089

  Re:
  Yahoo! Inc.
  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

        We have acted as special counsel to Yahoo! Inc., a Delaware corporation (the "Company"), in connection with the registration for resale of 214,142 shares of the Company's common stock, par value $0.001 per share (the "Common Stock").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 of the Company relating to the Common Stock (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof under the Act; (ii) a specimen certificate representing the Common Stock; (iii) an executed copy of the Agreement and Plan of Reorganization, dated as of November 19, 1999, among the Company, Universe Acquisition Corp., Innovative Systems Services Group, Inc. and the founders of Innovative Systems Services Group, Inc.; (iv) the Certificate of Incorporation of the Company, and all Certificates of Amendment thereto and Certificates of Designations through the date hereof, in each case as filed with and certified by the Secretary of State of the State of Delaware; (v) the By-laws of the Company, as currently in effect; and (vi) certain resolutions of the Board of Directors of the Company, dated November 19, 1999 and December 10, 2002 relating to the issuance of the Common Stock and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions other than the United States of America, the State of California and the General Corporation Law of the State of Delaware in connection with the transactions contemplated herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In rendering the opinions set forth below, we have assumed that the certificates evidencing the Common Stock have been manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and conform to the specimen certificate examined by us evidencing the Common Stock.

        We do not express any opinion as to the laws of any jurisdiction other than the States of California and Delaware and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

        Based upon and subject to the foregoing, we are of the opinion that the Common Stock has been duly authorized, validly issued and is fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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  Exhibit 5.1